Exhibit 10.3

Certain portions of this Exhibit 10.3 have been omitted based on a request made to the Securities and Exchange Commission for confidential treatment. The redacted non-public information in this Exhibit has been filed with the Securities and

Exchange Commission.

DUTY FREE COOPERATION AGREEMENT

(English Translation)

Party A:	Manigood International Industrial Limited

Party B:	Good Merit International Enterprise Limited

A.	Form of Cooperation

1.	Party A and Party B shall operate a retail business targeting tour groups.

2.	Party A shall locate its operations at the above address, with a term beginning on 9/30/2004 through 9/27/2007. Party A shall pay a license fee to Party B of [***] per month, with a management fee of [***] per month, and a one-time deposit of HK $779,772.

3.	License fees shall be waived for the first three (3) months until 12/29/2004. The management fee shall apply starting from 10/15/2004.

4.	Party A shall have the option to extend the term of this Agreement for two more years until 9/29/2009, and upon renewal the monthly license fee shall be not less than [***] and not more than [***] per month [with the actual rent to be mutually determined by the Parties].

5.	Party A and Party B shall use and maintain their own trade or service marks. Without Party B’s consent, Party A shall not use “Churk Yee (Chinese pronunciation) Duty Free Store” and “Bonjour Duty Free” as names of its other business locations.

6.	Party A shall sell video, audio, home electronics, watches, clocks, glasses, medicine, health products and other related products. Party B may not sell the same products.

7.	Party B shall sell cosmetics, skin care products, perfume, weight loss products, breast enhancement products, baby food and other related products. Party A may not sell the same products.

8.	Party A and Party B acknowledge and agree that Party A shall permit a third party business selling vitamin E and related products to operate within Party A’s occupied space. Except for the above, Party A and Party B agree not to sublease any portion of their respective occupied space without the prior written consent of the other party.

CONFIDENTIAL TREATMENT REQUESTED BY ASIAMART, INC.

9.	Party A agrees to transfer any agreement with the Vitamin E vendor to Party B. The Vitamin E vendor shall operate within space allotted to Party B. Revenue from such vendor shall be collected by Party B, and all resulting profit shall belong to Party B.

10.	Party A and Party B shall occupy space according to the Addendum. Party A shall initially be allotted 70% and Party B 30%, of the total space.

B.	Term

1.	Party A and Party B agree to conduct business at the address set forth herein for a period of three (3) years, from 9/30/2004 to 9/27/2007

2.	If Party A and Party B shall mutually agree, this agreement may be extended for an additional two (2) years until 9/29/2009, with all terms remaining the same.

C.	Responsibilities

1.	Party A shall pay rent to the landlord of the subject property. Party B shall pay Party A the amount of [***] per month on or prior to the 7th day of each month.

2.	Party A and Party B shall hire and manage common personnel to operate the business contemplated by this agreement, in the ordinary course.

3.	Employees of Party A and Party B shall follow rules specified in Addendum Two, to be furnished or amended from time to time by the Parties. Any changes to the rules must be approved by both Parties.

4.	Party A and Party B shall each be responsible for the cost of their own tenant improvements and remodeling expenses. The cost of tenant improvements to common areas shall be prorated in proportion to the portion of the total space occupied by each Party.

5.	Except for rent, fees for tour bus rentals, tour guides and drivers, Party A and Party B agree to pay all other expenses in connection with the rented space [***]. These expenses shall include the management fees, water bills, sewer fees, electricity fees, common area maintenance expenses, security, and common personnel compensation and expenses. Party A shall initially pay these parties, and Party B shall reimburse Party A within five days after disbursement of payment by Party A.

6.	Party A will pay for fees associated with the rental of tour buses, tour guides and drivers. Party B shall reimburse Party A [***] of such fees every Friday.

7.	Party A and Party B shall obtain profits from their own operations.

CONFIDENTIAL TREATMENT REQUESTED BY ASIAMART, INC.

8.	Party A and Party B shall each be responsible for any commissions or fees paid to tour agencies and tour guides based on net sales by such Party.

9.	Other than common personnel, Party A and Party B shall be responsible for its own expenses relating to the operation of its business, including salary expense, commissions payable, compensation and benefit plans, insurance, its own facilities, and miscellaneous fees.

10.	Party A and Party B shall each operate its business within the legal boundary of Hong Kong (including use of intellectual property). If one party shall commit an illegal act, or causes injury or damage to the public or to any party, the other party shall not be held liable.

11.	Party A and Party B (i.e., their respective personnel) shall be present during the opening and closing of the business on each business day. Party A shall not hold Party B liable for losses or damages caused by Party A; Party B shall not hold Party A liable for losses or damages caused by Party B.

12.	Party B shall pay Party A, upon signing of this agreement and within seven days after Party A produces receipts:

(a)	a deposit of HK $233,932; Party A must return the deposit to B upon termination of this agreement.

(b)	An amount intended to partially offset commissions to the leasing agent, in the amount of HK $77,977.

13.	If Party B shall have fulfilled its obligation to pay Party A its share of rent and expenses due under this agreement, and Party A incurs additional charges or payment obligations to the landlord, Party B shall not be held responsible for such additional charges or obligations. Party A shall bear the responsibilities for any penalties under the master lease.

14.	During the term of this agreement, if Party A shall open another store with similar operations, Party B shall have a right of first offer to enter into a cooperation agreement with Party A for such store.

15.	Party B shall pay Party A [***] per month in the period of time during which the Vitamin E vendor operates in the space occupied by Party B.

D.	Modification or Termination

1.	If events shall occur that were unforeseeable at the time this agreement was entered into, which makes it impossible for the parties to perform their obligations under this agreement, this agreement shall terminate within 30 days of such event.

2.	All amendments to the terms of this agreement shall be made by mutual agreement of the Parties.

CONFIDENTIAL TREATMENT REQUESTED BY ASIAMART, INC.

3.	If either party breaches any term of this agreement, under the following circumstances, the other party may terminate this agreement immediately without penalty:

(a)	Party B owes rent or other fees to Party A, which amount is due and outstanding for over 30 days;

(b)	Party A owes fees to the landlord, the management company, and other parties, and as a result of non-payment, Party B’s business operations are impeded;

(c)	If either party owes amounts or commissions to travel agencies or tour companies and such amounts are due and outstanding for over 30 days, and the other party’s business is impeded.

(d)	If a party commits an illegal act that causes harm to the public.

(e)	If a party subleases space to a third party without prior consent of the other party hereto.

(f)	If a party modifies its space without prior consent of the other party, causing an impairment of the business of the other party.

(g)	A judgment is levied against a party, causing damage to the business reputation of the other party.

4.	If Party A breaches this agreement, and Party B terminates the agreement in connection with the breach, Party A shall be obligated to return Party B’s deposit immediately upon such termination.

5.	Other Terms

(a)	Any modification, revision, or addition to this agreement must be mutually agreed by both parties and agreement must be in writing.

(b)	This agreement is not a rental agreement, Party A and Party B do not form a “landlord-tenant” relationship, one party shall not be deemed an agent of the other party; and Party A and Party B shall not be deemed co-tenants.

(c)	Without the consent of the other party, one party cannot release the contents of this agreement to a third party. An exception is provided in the event information must be disclosed by law or if compelled by a governmental authority.

(d)	This agreement shall be effective immediately upon execution by the parties.

(e)	The Chinese language version of this Agreement shall be the controlling language.

CONFIDENTIAL TREATMENT REQUESTED BY ASIAMART, INC.

(f)	This agreement has been executed with two versions, and each party has received an originally executed counterpart.

For and on behalf of:

Manigood International Industrial Limited
(T/A Golden Bahania Duty Free)

[Signature]

(Authorized Signature)

Name: Kei Kwong Choi

[Seal]

For and on behalf of:

Good Merit International Enterprise Limited

[Signature]

(Authorized Signature)

Name: Kwok Lee Yip

CONFIDENTIAL TREATMENT REQUESTED BY ASIAMART, INC.